Exhibit 21
SUBSIDIARIES OF THE COMPANY

B+ Equipment SAS	France
Beacon Holdings, LLC	Delaware
Blue Dot Packaging Pty Ltd.	Australia
BluPack (New Zealand)	New Zealand
Cactus Shanghai Trading Co., Ltd.	China
Ciras C.V.	Netherlands
Ciras C.V. - Luxembourg Branch	Luxembourg
CPI Packaging, Inc.	Delaware
Cryovac Brasil Ltda.	Brazil
Cryovac Holdings II, LLC	Delaware†
Cryovac, Inc. †	Delaware
Cryovac International Holdings Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac (Malaysia) Sdn. Bhd.	Malaysia
Cryovac Packaging Portugal Embalagens, Ltda	Portugal
Cryovac-Sealed Air de Costa Rica S.R.L.	Costa Rica
Cryovac Sweden AB	Sweden
Deltaplam Embalagens Industria e Comercio Ltda	Brazil
Diversey J Trustee Limited	United Kingdom
Diversey Trustee Limited	United Kingdom
Entapack Pty. Ltd.	Australia
Fagerdala (Chengdu) Packaging Co., Ltd.	China
Fagerdala (Chongqing) Packaging Co., Ltd. (Branch)	China
Fagerdala (Huiyang) Packaging Co., Ltd. (Branch)	China
Fagerdala Leamchabung Ltd.	Thailand
Fagerdala Malaysia Sdn Bhd.	Malaysia
Fagerdala Mexico S.A. de C.V.	Mexico
Fagerdala Mexico S.A. de C.V. (Chihuahua Branch)	Mexico
Fagerdala Mexico Supply Chain S.A. de C.V.	Mexico
Fagerdala Packaging Inc. (Indiana)	United States
Fagerdala Shanghai Foams Co. Ltd.	China
Fagerdala (Shanghai) Polymer Co. Ltd.	China
Fagerdala Singapore Pte. Limited	Singapore
Fagerdala Singapore Pte. Limited (Taiwan Branch)	Republic of China
Fagerdala Suzhou Packaging Co. Ltd.	China
Fagerdala Suzhou Packaging Co. Ltd. (Hefei Branch)	China
Fagerdala Thailand Ltd.	Thailand
Fagerdala (Xiamen) Packaging Co. Ltd.	China
GEIE VES**	France
Getpacking.com, GmbH	Switzerland
Invertol S.de R.L. de C.V.	Mexico
JCS Sealed Air Kaustik	Russia
Kevothermal, LLC	Delaware
Kevothermal Limited	United Kingdom
Pack-Tiger GmbH	Switzerland
Packaging C.V.	Netherlands

ProAseptic Technologies S.L.**	Spain
Producembal - Producao de Embalagens, Ltda.	Portugal
Proxy Biomedical Ltd.	Ireland
Reflectix, Inc.	Delaware
Saddle Brook Insurance Company	Vermont
Sealed Air Africa (Proprietary) Limited	South Africa
Sealed Air Americas Manufacturing S. de R. L. de C. V.	Mexico
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty Ltd.	Australia
Sealed Air (Asia) Holdings B.V.	Netherlands
Sealed Air (Barbados) S.R.L.	Barbados
Sealed Air B.V.	Netherlands
Sealed Air Belgium N.V.	Belgium
Sealed Air (Canada) Co./CIE	Canada
Sealed Air (Canada) Holdings B. V.	Netherlands
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile S.P.A.	Chile
Sealed Air (China) Ltd.	China
Sealed Air (China) Co., Ltd.	Delaware
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air Denmark A/S	Denmark
Sealed Air de Mexico Operations, S. de R.L. de C.V.	Mexico
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Europe Holdings LP	Delaware
Sealed Air Europe Holdings C.V.	Netherlands
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance Ireland Unlimited Company	Ireland
Sealed Air Finance Luxembourg S.a.r.l.	Luxembourg
Sealed Air Finance Luxembourg S.a.r.l. US Finance Branch	Delaware
Sealed Air Finance Luxembourg S.a.r.l., Luxembourg (L), Root Finance Branch	Switzerland
Sealed Air Finance II, LLC (Sucursal Mexico)	Delaware
Sealed Air Funding Corporation	Delaware
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air General Trading LLC	United Arab Emirates
Sealed Air Global Holdings I, LLC	Delaware
Sealed Air Hellas S.A.	Greece
Sealed Air Holdings I C.V.	Netherlands
Sealed Air Holding France S.A.S.	France
Sealed Air Holdings, LLC	Delaware
Sealed Air HoldingS I, LLC	Delaware
Sealed Air Holdings (New Zealand) Pty. Ltd.	Australia
Sealed Air Holdings South Africa Proprietary Limited	South Africa
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hong Kong (Jakarta, Indonesia Branch)	Indonesia
Sealed Air Hungary Ltd.	Hungary

Sealed Air (India) Limited	Delaware
Sealed Air International Holdings, LLC	Delaware
Sealed Air Investment and Management Co., Ltd.	China
Sealed Air (Israel) Ltd.	Israel
Sealed Air Japan G.K.	Japan
Sealed Air (Korea) Limited	Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air Limited	Ireland
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air (Malaysia) Sdn. Bhd.	Malaysia
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Multiflex GmbH	Germany
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Germany
Sealed Air Netherlands (Holdings) II B.V. - Deutsche Zweigniederlassung	Germany
Sealed Air Netherlands (Holdings) III B.V.	Netherlands
Sealed Air Netherlands Holdings V B.V.	Netherlands
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air (New Zealand)	New Zealand
Sealed Air Norge AS	Norway
Sealed Air OY	Finland
Sealed Air (China) Co., Ltd.	China
Sealed Air Packaging LLC	Delaware
Sealed Air Packaging (India) Private Limited	India
Sealed Air Packaging Materials (India), LLP	India
Sealed Air Packaging (Shanghai) Co., Limited	China
Sealed Air Packaging S.L.U.	Spain
Sealed Air Packaging (Thailand) Co., Ltd.	Thailand
Sealed Air Paketleme Malzemeleri Ticaret Limited Sirketi	Turkey
Sealed Air Peru S.A.C.	Peru
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. Zo.o.	Poland
Sealed Air S.A.S.	France
Sealed Air (Singapore) Pte. Ltd.	Singapore
Sealed Air S.r.l.	Italy
Sealed Air s.r.o.	Czech Republic
Sealed Air South Africa (Pty.) Ltd.	South Africa
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Limited	Thailand
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Uruguay S.A.	Uruguay
Sealed Air US Holdings (Thailand), LLC	Delaware
Sealed Air Venezuela Corporation	Delaware
Sealed Air Verpackungen GmbH	Germany

Shanklin Corporation	Delaware
Soinpar Industrial Ltda.	Brazil
TART s.r.o.**	Czech Republic
TempTrip LLC	Delaware

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

*    The Company directly or indirectly owns a majority of the outstanding shares or interests.
**    The Company directly or indirectly owns less than 50% of the outstanding shares or interests.
†    Cryovac does business in certain states under the name "Sealed Air Shrink Packaging Division."